EXHIBIT 24.1

Independent Auditors Consent



We consent to the incorporation by reference in this Registration Statement of The Classica Group, Inc. on Form S-8 of our report dated April 6,1999, appearing in the Annual Report on Form 10-KSB of The Classica Group Inc.for the year ended December 31, 1999.

Deloitte & Touche LLP
Parsippany, New Jersey
August 10, 2000